Exhibit 10.10
NASH-FINCH COMPANY
2000 STOCK INCENTIVE PLAN
(Amended and Restated Effective July 14, 2008)
1. Purpose of Plan.
               The purpose of the Nash-Finch Company 2000 Stock Incentive Plan (the “Plan”) is to support the maximization of long-term value creation for Nash-Finch Company (the “Company”) and its stockholders by enabling the Company and its Subsidiaries to attract and retain persons of ability to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives. The Plan is hereby amended and restated in its entirety, effective as of July 14, 2008.
          This Plan is intended to comply with all applicable law, including the requirements of Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the effective date of this amendment and restatement of the Plan (“Section 409A”), and shall be operated and interpreted in accordance with this intention. This Plan has been operated in reasonable, good faith compliance with Section 409A (within the meaning of Internal Revenue Service Notices 2005-1, 2006-79 and 2007-86) during the period beginning on January 1, 2005 and ending on the effective date of this amendment and restatement of the Plan.
2. Definitions.
               The following terms will have the meanings set forth below, unless the context clearly otherwise requires:
          2.1 “Board” means the Board of Directors of the Company.
          2.2 “Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of cash to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.
          2.3 “Change in Control” means an event described in Section 13.1 of the Plan.
          2.4 “Code” means the Internal Revenue Code of 1986, as amended.
          2.5 “Committee” means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

          2.6 “Common Stock” means the common stock of the Company, $1.66-2/3 par value, or the number and kind of shares of stock or other securities into which such common stock may be changed in accordance with Section 4.3 of the Plan.
          2.7 “Disability” or “Disabled” means that a Participant is, by reason of any medically determinable physical or mental impairment, which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months:
     (a) unable to engage in any substantial gainful activity, or
     (b) receiving income replacement benefits for a period of not less than 3 months under any accident and health plan covering Employees.
          2.8 “Eligible Recipients” means all employees of the Company or any Subsidiary and any non-employee directors of the Company or any Subsidiary.
          2.9 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          2.10 “Fair Market Value” means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote) (a) the mean between the reported high and low sale prices of the Common Stock during the regular trading session if the Common Stock is listed, admitted to unlisted trading privileges or reported on any foreign or national securities exchange or on the Nasdaq Global Market or an equivalent foreign market on which sale prices are reported; (b) if the Common Stock is not so listed, admitted to unlisted trading privileges or reported, the closing bid price as reported by the Nasdaq Capital Market, OTC Bulletin Board or the National Quotation Bureau, Inc. or other comparable service; or (c) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.
          2.11 “Incentive Award” means an Option, Stock Appreciation Right, Restricted Stock Award, Performance Unit or Stock Bonus granted to an Eligible Recipient pursuant to the Plan.
          2.12 “Incentive Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.
          2.13 “Non-Statutory Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.
          2.14 “Option” means an Incentive Stock Option or a Non-Statutory Stock Option.
          2.15 “Participant” means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

          2.16 “Performance Criteria” means the performance criteria that may be used by the Committee in granting Performance Units or Restricted Stock Awards contingent upon achievement of performance goals, consisting of specified levels of, or relating to:
(a) customer satisfaction as measured by a Company sponsored customer survey;
(b) employee engagement or employee relations as measured by a Company sponsored survey;
(c) employee safety;
(d) employee diversity;
(e) financial performance as measured by net sales, operating income, income before income taxes, net income, net income per share (basic or diluted), earnings before interest, taxes depreciation and amortization (EBITDA) (with or without adjustments prescribed in any Company credit facility), profitability as measured by return ratios (including return on assets, return on equity, return on investment and return on sales), cash flows, market share, cost reduction goals, margins (including one or more of gross, operating and net income margins), stock price, total return to stockholders, economic value added, working capital and productivity improvements;
(f) retail store performance as determined by independent assessment; and
(g) operational performance as measured by on-time delivery, fill rate, selector accuracy, cost per case, sales per square foot, sales per labor hour and other, similar, objective productivity measures.
The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based upon Company, Subsidiary or business unit performance, either absolute or by relative comparison to other companies or any other external measure of the selected criteria. The Committee may also determine that any of these performance goals shall be calculated by including or excluding any one or more specific items or categories of items (including projections) as designated by the Committee.
          2.17 “Performance Unit” means a right granted to an Eligible Recipient pursuant to Section 9 of the Plan to receive a payment from the Company, in the form of stock, cash or a combination of both, upon the achievement of Performance Criteria or other established employment, service, performance or other goals during a specified period.
          2.18 “Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued upon the grant, exercise or vesting of such Incentive Award.
          2.19 “Restricted Stock Award” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 8.

          2.20 “Retirement” means, with respect to a Participant, separation from service with the Company or any Subsidiary for any reason on or after the earlier of the attainment of (i) age 65 or (ii) age 55 with 10 years of service with the Company or any Subsidiary.
          2.21 “Securities Act” means the Securities Act of 1933, as amended.
          2.22 “Stock Appreciation Right” means a right granted to an Eligible Recipient pursuant to Section 7 of the Plan to receive a payment from the Company, in the form of stock, cash or a combination of both, equal to the difference between the Fair Market Value of one or more shares of Common Stock and the exercise price of such shares under the terms of such Stock Appreciation Right.
          2.23 “Stock Bonus” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 10 of the Plan.
          2.24 “Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.
          2.25 “Tax Date” means the date any withholding tax obligation arises under the Code or other applicable tax statute for a Participant with respect to an Incentive Award.
3. Plan Administration.
          3.1 The Committee. The Plan will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and, if the Board so determines in its sole discretion, who are “outside directors” within the meaning of Section 162(m) of the Code. Such a committee, if established, will act by majority approval of the members (but may also take action with the written consent of all of the members of such committee), and a majority of the members of such a committee will constitute a quorum. As used in the Plan, “Committee” will refer to the Board or to such a committee, if established. To the extent consistent with applicable corporate law of the Company’s jurisdiction of incorporation, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the stockholders of the Company, the participants and their respective successors-in-interest. No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

          3.2 Authority of the Committee.
     (a) In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.
     (b) The Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award or accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award; provided, however, that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification. No amendment or modification to an Incentive Award, whether pursuant to this Section 3.2 or any other provisions of the Plan, will be deemed to be a re-grant of such Incentive Award for purposes of this Plan.
     (c) In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares; (ii) any purchase, acquisition, sale, disposition or write-down of a significant amount of assets or a significant business; (iii) any change in accounting principles or practices, tax laws or other such laws or provisions affecting reported results; (iv) any uninsured catastrophic losses or extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 or in management’s discussion and analysis of financial performance appearing in the Company’s annual report to stockholders for the applicable year; or (v) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria (including Performance Criteria) of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.
     (d) Notwithstanding any other provision of this Plan other than Section 4.3, the Committee may not, without prior approval of the Company’s stockholders, seek to effect any re-pricing of any previously granted, “underwater” Option by: (i) amending or modifying the terms of the Option to lower the exercise price; (ii) canceling the underwater Option and granting either (A) replacement Options having a lower exercise price; (B) Restricted Stock Awards; or (C) Performance Units in exchange; or (iii) repurchasing the underwater Options and granting new Incentive Awards under this Plan. For purposes of this Section 3.2(d), an Option will be deemed to be “underwater” at any time when the Fair Market Value of the Common Stock is less than the exercise price of the Option.
4. Shares Available for Issuance.
          4.1 Maximum Number of Shares Available. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 2,100,000 shares of Common Stock, plus any shares of Common Stock which, as of the date the Plan is approved by the stockholders of the Company, are reserved for issuance under the Company’s 1994 Stock Incentive Plan, as amended, and which are not thereafter issued or which have been issued but are subsequently forfeited and which would otherwise have been available for further issuance under such plan. Notwithstanding any other provisions of the Plan to the contrary, (a) no Participant in the Plan may be granted any Options or Stock Appreciation Rights, or any other Incentive Awards with a value based solely on an increase in the value of the Common Stock after the date of grant, relating to more than 120,000 shares of Common Stock in the aggregate in any fiscal year of the Company; provided, however, that a Participant who is first appointed or elected as an officer or hired as an employee by the Company or who receives a promotion that results in an increase in responsibilities or duties may be granted, during the fiscal year of such appointment, election, hiring or promotion, Options relating to up to 200,000 shares of Common Stock and (b) the 1,000,000 additional shares of Common Stock that were reserved for issuance under the Plan effective February 22, 2005 shall be granted solely pursuant to Performance Units and will consist of shares of the Company’s treasury stock. All of the foregoing limitations in clauses (a) and (b) are subject to adjustment as provided in Section 4.3 of the Plan.
          4.2 Accounting for Incentive Awards. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Incentive Award that lapses, expires, is forfeited in whole or part (including shares subject to the Incentive Award that are withheld to satisfy withholding or employment-related tax obligations) or for any reason is terminated unexercised or unvested and any shares of Common Stock that are subject to an Incentive Award that is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan.

          4.3 Adjustments to Shares and Incentive Awards. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, (a) the number and kind of securities or other property (including cash) subject to outstanding Options, and (b) the exercise price of outstanding Options.
5. Participation.
               Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the creation of value for the Company and its stockholders. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.
6. Options.
          6.1 Grant. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.
          6.2 Exercise Price. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant; provided, however, that such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant or, with respect to an Incentive Stock Option, 110% of the Fair Market Value if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company.
          6.3 Exercisability and Duration. An Option will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Option may be exercisable prior to six months from its date of grant (other than in connection with a Participant’s death or Disability) and no Option may be exercisable after 10 years from its date of grant (or, in the case of an Incentive Stock Option, five years from its date of grant if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).
          6.4 Payment of Exercise Price. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, Previously Acquired Shares (including through delivery of a written attestation of ownership of such Previously Acquired Shares if permitted, and on terms acceptable, to the Committee in its sole discretion), a promissory note (on terms acceptable to the Committee in its sole discretion) or by a combination of such methods.
          6.5 Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company (Attention: Secretary) at its principal executive office in Minneapolis, Minnesota and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.
          6.6 Aggregate Limitation of Stock Subject to Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which incentive stock options (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year (under the Plan and any other incentive stock option plans of the Company or any subsidiary or parent corporation of the Company (within the meaning of the Code)) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess Options will be treated as Non-Statutory Stock Options. The determination will be made by taking incentive stock options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, will designate which shares will be treated as shares to be acquired upon exercise of an Incentive Stock Option.
7. Stock Appreciation Rights.
          7.1 Grant. An Eligible Recipient may be granted one or more Stock Appreciation Rights under the Plan, and such Stock Appreciation Rights will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee will have the sole discretion to determine the form in which payment of the economic value of Stock Appreciation Rights will be made to a Participant (i.e., cash, Common Stock or any combination thereof) and to consent to or disapprove the election by a Participant of the form of such payment.
          7.2 Exercise Price. The exercise price of a Stock Appreciation Right will be determined by the Committee, in its discretion, at the date of grant but may not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant.

          7.3 Exercisability and Duration. A Stock Appreciation Right will become exercisable at such time and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Stock Appreciation Right may be exercisable prior to six months from its date of grant (other than in connection with a Participant’s death or Disability) or after 10 years from its date of grant. A Stock Appreciation Right will be exercised by giving notice in the same manner as for Options, as set forth in Section 6.5 of the Plan.
8. Restricted Stock Awards.
          8.1 Grant. An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, (a) the achievement of one or more of the Performance Criteria; and/or that (b) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period; provided, however, that no Restricted Stock Award may vest prior to six months from its date of grant other than in connection with a Participant’s death or Disability.
          8.2 Rights as a Stockholder; Transferability. Except as provided in Sections 8.1, 8.3 and 14.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 8 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.
          8.3 Dividends and Distributions. Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (including regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. In the event the Committee determines not to pay dividends or distributions currently, the Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions. In addition, the Committee in its sole discretion may require such dividends and distributions to be reinvested (and in such case the Participant consents to such reinvestment) in shares of Common Stock that will be subject to the same restrictions as the shares to which such dividends or distributions relate.
          8.4 Enforcement of Restrictions. To enforce the restrictions referred to in this Section 8, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company’s transfer agent.

9. Performance Units.
               An Eligible Recipient may be granted one or more Performance Units under the Plan, and such Performance Units will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting or valuation of such Performance Units as it deems appropriate, including, without limitation, (a) the achievement of one or more of the Performance Criteria; and/or that (b) that the Participant remain in the continuous employ or service of the Company or any Subsidiary for a certain period. The Committee will have the sole discretion to determine the form in which payment of the economic value of Performance Units will be made to a Participant (i.e., cash, Common Stock, Restricted Stock Awards or any combination thereof) and to consent to or disapprove the election by a Participant of the form of such payment.
10. Stock Bonuses.
               An Eligible Recipient may be granted one or more Stock Bonuses under the Plan, and such Stock Bonuses will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee, including, without limitation, (a) the achievement of one or more of the Performance Criteria; and/or that (b) that the Participant remain in the continuous employ or service of the Company or any Subsidiary for a certain period. The Participant will have all voting, dividend, liquidation and other rights with respect to the shares of Common Stock issued to a Participant as a Stock Bonus under this Section 10 upon the Participant becoming the holder of record of such shares; provided, however, that the Committee may impose such restrictions on the assignment or transfer of a Stock Bonus as it deems appropriate.
11. Effect of Termination of Employment or Other Service.
          11.1 Termination Due to Death, Disability or Retirement. Unless otherwise provided by the Committee in its sole discretion in the agreement evidencing an Incentive Award and subject to Section 11.3, Section 13.2 and Section 14.4:
     (a) In the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of death or Disability:
     (i) All outstanding Options and Stock Appreciation Rights then held by the Participant will become immediately exercisable in full and remain exercisable, for a period of three years after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right);
     (ii) All Restricted Stock Awards then held by the Participant will become fully vested; and
     (iii) All Performance Units and Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Performance Units or Stock Bonuses.

     (b) In the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of Retirement:
     (i) All outstanding Options and Stock Appreciation Rights then held by the Participant will remain exercisable, to the extent exercisable as of the date of such termination, for a period of three years after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right);
     (ii) All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and
     (iii) All Performance Units and Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Performance Units or Stock Bonuses.
          11.2 Termination for Reasons Other than Death, Disability or Retirement.
     (a) Unless otherwise provided by the Committee in its sole discretion in the agreement evidencing an Incentive Award, and subject to Section 11.3, Section 13.2 and Section 14.4, in the event a Participant’s employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another Subsidiary), all rights of the Participant under the Plan and any agreements evidencing an Incentive Award will immediately terminate without notice of any kind, and no Options or Stock Appreciation Rights then held by the Participant will thereafter be exercisable, all Restricted Stock Awards then held by the Participant that have not vested will be terminated and forfeited, and all Performance Units and Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Performance Units or Stock Bonuses; provided, however, that if such termination is due to any reason other than voluntary termination by the Participant or termination by the Company or any Subsidiary for “cause,” all outstanding Options and Stock Appreciation Rights then held by such Participant will remain exercisable, to the extent exercisable as of such termination, for a period of three months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right).
     (b) For purposes of this Section 11.2, “cause” (as determined by the Committee) will be as defined in any employment or other agreement or policy applicable to the Participant or, if no such agreement or policy exists, will mean (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties, or (iv) any material breach of any employment, service, confidentiality or non-compete agreement entered into with the Company or any Subsidiary.

          11.3 Modification of Rights Upon Termination. Notwithstanding the other provisions of this Section 11, and subject to Section 13.2 and Section 14.4, upon a Participant’s termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause Options and Stock Appreciation Rights (or any part thereof) then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service and Restricted Stock Awards, Performance Units and Stock Bonuses then held by such Participant to vest and/or continue to vest or become free of transfer restrictions, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that no Option or Restricted Stock Award may become exercisable or vest prior to six months from its date of grant (other than in connection with a Participant’s death or Disability) or remain exercisable or continue to vest beyond its expiration date.
          11.4 Exercise of Incentive Stock Options Following Termination. Any Incentive Stock Option that remains unexercised more than one year following termination of employment by reason of Disability or more than three months following termination for any reason other than death or Disability will thereafter be deemed to be a Non-Statutory Stock Option.
          11.5 Date of Termination of Employment or Other Service. Unless the Committee otherwise determines in its sole discretion, a Participant’s employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records.
12. Payment of Withholding Taxes.
          12.1 General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all foreign, federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award.
          12.2 Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 12.1 of the Plan by electing to tender Previously Acquired Shares, a Broker Exercise Notice or a promissory note (on terms acceptable to the Committee in its sole discretion), or by a combination of such methods.

13. Change in Control.
          13.1 Change in Control. For purposes of this Article 13, a “Change in Control” of the Company will mean any of the following events or transactions:
(a)	Any one person or more than one person acting as a group acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company. However, if any one person or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Control;

(b)	Any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of the Company;

(c)	Any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) all or substantially all of the assets of the Company; or

(d)	A majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election;
          provided, that the transaction or event described in subsection (a), (b), (c) or (d) also constitutes a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5).
          13.2 Acceleration of Vesting. Without limiting the authority of the Committee under Sections 3.2 and 4.3 of the Plan, if a Change in Control of the Company occurs, then, unless otherwise provided by the Committee in its sole discretion either in the agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, and subject to Section 14.4 (a) all Options and Stock Appreciation Rights that have been outstanding for at least six months will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the Participant to whom such Options or Stock Appreciation Rights have been granted remains in the employ or service of the Company or any Subsidiary; (b) all Restricted Stock Awards that have been outstanding for at least six months will become immediately fully vested and non-forfeitable; and (c) all outstanding Performance Units and Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Stock Bonuses.
          13.3 Cash Payment for Options. If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, and without the consent of any Participant effected thereby, may determine that some or all Participants holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options.
          13.4 Limitation on Change in Control Payments. Notwithstanding anything in Section 13.2 or 13.3 of the Plan to the contrary, if, with respect to a Participant, the acceleration of the vesting of an Incentive Award as provided in Section 13.2 or the payment of cash in exchange for all or part of an Incentive Award as provided in Section 13.3(which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other “payments” that such Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to such Participant pursuant to Section 13.2 or 13.3 of the Plan will be reduced to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if a Participant is subject to a separate agreement with the Company or a Subsidiary that expressly addresses the potential application of Sections 280G or 4999 of the Code (including, without limitation, that “payments” under such agreement or otherwise will be reduced, that the Participant will have the discretion to determine which “payments” will be reduced, that such “payments” will not be reduced or that such “payments” will be “grossed up” for tax purposes), then this Section 13.4 will not apply, and any “payments” to a Participant pursuant to Section 13.2 or 13.3 of the Plan will be treated as “payments” arising under such separate agreement.
14. Rights of Eligible Recipients and Participants; Transferability.
          14.1 Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.
          14.2 Rights as a Stockholder. As a holder of Incentive Awards (other than Restricted Stock Awards and Stock Bonuses), a Participant will have no rights as a stockholder unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Incentive Awards as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.
          14.3 Restrictions on Transfer. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, unless approved by the Committee in its sole discretion, no right or interest of any Participant in an Incentive Award prior to the exercise or vesting of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. A Participant will, however, be entitled to designate a beneficiary to receive an Incentive Award upon such Participant’s death, and in the event of a Participant’s death, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 11 of the Plan) may be made by, the Participant’s legal representatives, heirs and legatees.
          14.4 Breach of Confidentiality or Non-Compete Agreements. Notwithstanding anything in the Plan to the contrary, in the event that a Participant materially breaches the terms of any confidentiality or non-compete agreement entered into with the Company or any Subsidiary, whether such breach occurs before or after termination of such Participant’s employment or other service with the Company or any Subsidiary, the Committee in its sole discretion may immediately terminate all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant without notice of any kind.
          14.5 Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.
15. Securities Law and Other Restrictions.
          Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state or foreign securities laws or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.
16. Performance-Based Compensation Provisions.
          The Committee, when it is comprised solely of two or more outside directors meeting the requirements of Section 162(m) of the Code (“Section 162(m)”), in its sole discretion, may designate whether any Incentive Awards are intended to be “performance-based compensation” within the meaning of Section 162(m). Any Incentive Awards so designated will, to the extent required by Section 162(m), be conditioned upon the achievement of one or more Performance Criteria, and such Performance Criteria will be established by the Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) giving due regard to the disparate treatment under Section 162(m) of Options and Stock Appreciation

Rights (where compensation is determined based solely on an increase in the value of the underlying stock after the date of grant or award), as compared to other forms of compensation, including Restricted Stock Awards, Performance Units and Stock Bonuses. The Committee shall also certify in writing that such Performance Criteria have been met prior to payment of compensation to the extent required by Section 162(m).
17. Deferrals and Settlements.
          The Committee may permit Participants to elect to defer the issuance of shares or the settlement of Incentive Awards in cash under such rules and procedures as it may establish under the Plan; provided that any such election to defer shares or the settlement of Incentive Awards shall comply with Section 409A. It may also provide that deferred settlements include the payment or crediting of interest or dividend equivalents on the deferral amounts.
18. Plan Amendment, Modification and Termination.
          The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of the Nasdaq Stock Market or any other stock exchange, if applicable at such time. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2, 4.3 and Article 13 of the Plan.
19. Effective Date and Duration of the Plan.
          The Plan was adopted by the Board effective on February 22, 2000. The Plan is hereby amended and restated effective July 14, 2008. The Plan will terminate at midnight on February 22, 2010, and may be terminated prior to such time by Board action, and no Incentive Award will be granted after such termination. Incentive Awards outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, in accordance with their terms.
20. Miscellaneous.
          20.1 Governing Law. Except to the extent expressly provided herein or in connection with other matters of corporate governance and authority (all of which shall be governed by the laws of the Company’s jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions.
          20.2 Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

          20.3 Section 409A. To the extent that the Committee determines that any Incentive Award granted under the Plan is subject to Section 409A, the agreement evidencing such Incentive Award shall incorporate the terms and conditions required by Section 409A. To the extent applicable, the Plan and agreements evidencing Incentive Awards shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Incentive Award may be subject to Section 409A, the Committee reserves the right (without any obligation to do so or to indemnify any Participant for failure to do so) to adopt such amendments to the Plan and the applicable agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Incentive Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Incentive Award, or (b) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under such Section.